UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

    On July 26, 2005, Talk America Holdings, Inc. issued a release announcing its financial results for the second quarter 2005. A copy of the release is attached as Exhibit 99.1.

Non-GAAP Measures

    The release furnished as Exhibit 99.1 to this Report includes a reference to non-GAAP financial information. Our management believes that EBITDA, a non-GAAP financial measure, is useful to investors and other users of our financial information in evaluating operating financial performance and is a financial measure that is commonly used by readers of financial information in assessing financial performance. Our management uses EBITDA as a measure of our operating performance. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, is defined as operating income plus depreciation and amortization and is readily determinable from amounts provided in our consolidated statements of operations.

    It is our management's intent to provide non-GAAP financial information to enhance understanding of our GAAP financial results. This information should be considered by the reader in addition to, but not instead of, our financial statements prepared in accordance with GAAP.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

99.1    Release dated July 26, 2005.
_____________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2005	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number  Description

99.1                                   Release dated July 26, 2005.